UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 15, 2004

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

          No Change
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Douglas C. Neve has accepted an offer to serve as the Executive Vice President and Chief Financial Officer of Cerdian Corporation (the “Company”) following the retirement of John R. Eickhoff as described in Item 5.02(b) to this Current Report on Form 8-K. The terms of Mr. Neve’s offer of employment are set forth in a letter, dated December 6, 2004, between the Company and Mr. Neve, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The relationships between Mr. Neve and the Company are described below in Item 5.02(c) to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

John R. Eickhoff will retire as the Company’s Executive Vice President and Chief Financial Officer and Loren D. Gross will retire as the Company’s Vice President and Corporate Controller. The Company announced during its earnings teleconference on July 17, 2003 that Mr. Eickhoff had agreed to delay his retirement from the end of 2003 until the end of 2004. As contemplated by the Audit Committee following its internal review, the Company confirmed with Mr. Eickhoff that his retirement will be effective at the end of 2004. Also as contemplated by the Audit Committee following its internal review, discussions between the Company and Mr. Gross on Mr. Gross’ retirement began on December 1, 2004. On December 9, 2004, Mr. Gross provided notice to the Company of his retirement at the end of 2004. On December 14, 2004, Messrs Eickhoff and Gross agreed to defer their retirements until the later of December 31, 2004 or upon the Company’s filings with the Securities and Exchange Commission of: (1) an amended Annual Report on Form 10-K/A for the year ended December 31, 2003; (2) an amended Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2004; and (3) the Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2004 and September 30, 2004.

(c)

Douglas C. Neve has accepted an offer to serve as the Company’s Executive Vice President and Chief Financial Officer following the retirement of John R. Eickhoff as described in Item 5.02(b) to this Current Report on Form 8-K. The terms of Mr. Neve’s offer for employment are discussed in Item 1.01 to this Current Report on Form 8-K and are incorporated herein by reference.

Mr. Neve, 49, has been a senior audit partner with the public accounting firm of Deloitte & Touche LLP (“Deloitte”) since June 2002, and was an audit partner with Arthur Andersen LLP from 1989 through 2002.

As previously announced, the Company’s Audit Committee of the Board of Directors (“Audit Committee”) has retained Deloitte to assist with its investigation focusing on capitalization and

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expensing of certain costs in the Company’s Human Resource Solutions (HRS) business. Furthermore, the Company has retained Deloitte to provide certain non-audit services associated with the Company’s assessment of the effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Mr. Neve is the lead partner from Deloitte in connection with the provision of non-audit services associated with the Company’s assessment of the effectiveness of its internal controls over financial reporting. From May 25, 2004 through November 30, 2004, the Company has paid Deloitte approximately $5,280,000 for rendering services to the Audit Committee and the Company. As a partner of Deloitte, Mr. Neve has financially benefited from the services provided by Deloitte to the Audit Committee and the Company. The Company anticipates that Deloitte will continue to be retained by and provide non-audit services to the Audit Committee and the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter between Ceridian Corporation and Douglas C. Neve, dated December 6, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson

Gary M. Nelson
Executive Vice President, General Counsel and Corporate Secretary

Dated: December 15, 2004

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INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
10.1	Letter between Ceridian Corporation and Douglas C. Neve, dated December 6, 2004.	Filed electronically

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